                                                                   EXHIBIT 21.1




                               CRAWFORD & COMPANY

                      LISTING OF SUBSIDIARY CORPORATIONS*


                                                                                    Jurisdiction in
         Subsidiary                                                                 Which Organized
         ----------                                                                 ---------------

Crawford & Company of California                                                    Delaware

Crawford & Company of Florida                                                       Delaware

Crawford & Company of Illinois                                                      Delaware

Crawford & Company of New York, Inc.                                                New York

Crawford & Company Employment Services, Inc.                                        Delaware

Risk Sciences Group, Inc.                                                           Delaware

Crawford & Company (Bermuda) Limited                                                Bermuda

Crawford & Company HealthCare Management, Inc.                                      Delaware

Crawford & Company International, Inc.                                              Georgia

Crawford-THG Limited                                                                England

Crawford Adjusters Canada Incorporated                                              Canadian Federal

The Garden City Group, Inc.                                                         Delaware

The PRISM Network, Inc.                                                             Georgia



* Excludes subsidiaries which, if considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary as of the year ended December 31, 1999.